Exhibit 5.1

July 13, 2022

Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

77 Beale Street

P.O. Box 770000

San Francisco, California 94177

Re:	Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

Registration Statement on Form SF-1

Ladies and Gentlemen:

We have acted as counsel to Pacific Gas and Electric Company, a California corporation (“PG&E”) and PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company (the “Company”), in connection with (i) the preparation of the Registration Statement on Form SF-1 (Registration Nos. 333-265457 and 333-265457-01) filed by PG&E and the Company on June 7, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto filed by PG&E and the Company on July 6, 2022 with the Commission under the Securities Act (collectively, the “Initial Registration Statement”) and (ii) the Registration Statement on Form SF-1MEF filed by PG&E and the Company on July 13, 2022 with the Commission under the Securities Act solely to register additional securities (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”). The Registration Statement relates to the proposed issuance by the Company of the Company’s Senior Secured Recovery Bonds, Series 2022-B (the “Bonds”) to be offered in such manner as described in the prospectus (the “Prospectus”) included as part of the Registration Statement. The Bonds are to be issued under an Indenture (the “Base Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), as to be supplemented by a Series Supplement establishing the form(s), terms and other provisions of the Bonds (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, the form of each of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TOKYO    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

July 13, 2022

We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Bonds. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions contained herein. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In delivering the opinions expressed below, we have relied without independent verification, as to factual matters, on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company and PG&E.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2. The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds.

3. The Bonds will be validly issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the member or managers of the Company have taken all necessary limited liability company action to approve the issuance of, and to establish the terms of, the Bonds, the terms of the offering of the Bonds and related matters; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; and (iv) the Bonds shall have been duly executed and authenticated in accordance with the provisions of the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of California and the Limited Liability Company Act of the State of Delaware.

Pacific Gas and Electric Company

PG&E Wildfire Recovery Funding LLC

July 13, 2022

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement and (ii) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934 and maintained by PG&E for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP